UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2021

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

400 Continental Blvd., Suite 500

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	LMRK	NASDAQ Global Market
8.0% Series A Cumulative Redeemable Preferred Units, $25.00 par value	LMRKP	NASDAQ Global Market
7.9% Series B Cumulative Redeemable Preferred Units, $25.00 par value	LMRKO	NASDAQ Global Market
Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units, $25.00 par value	LMRKN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2021, certain subsidiaries of Landmark Infrastructure Partners LP (the “Partnership”) entered into an indenture, dated as of October 13, 2021 (the “Base Indenture”), by and among DI Issuer LLC (“LMRK Issuer”), LMRK DI CAN-RO Holdings Ltd. (“CAN-RO”), LMRK DI PropCo LLC (“Propco”), and LMRK DI PropCo CAN-BO LLC (“CAN-BO” and together with CAN-RO and Propco, the “Original Asset Entities” and, together with LMRK Issuer, the “Obligors”) with Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), and a related series supplement (the “Indenture Supplement” and together with the Base Indenture, the “Indenture”), whereby the LMRK Issuer issued $172,500,000 aggregate principal amount of securities of Secured Data Center Revenue Term Notes, Series 2021-1 (the “Notes”). The description of the Indenture set forth in Item 2.03 of this Report is incorporated herein by reference.

Management Agreement

In connection with the issuance and sale of the Notes (defined below), the Obligors entered into a management agreement, dated as of October 13, 2021 (the “Management Agreement”), with Wilmington Trust, National Association, as Indenture Trustee and Landmark Infrastructure Partners GP LLC, as manager (“LMRK Manager”). LMRK Manager is the general partner of the Partnership. Pursuant to the Management Agreement, LMRK Manager will perform, on behalf of the Obligors, those functions reasonably necessary to maintain, manage and administer the Tenant Site Assets (defined below).

The above summary of the Indenture and the Management Agreement is qualified in its entirety by reference to the complete terms and provisions of the Indenture and the Management Agreement filed herewith as Exhibit 4.1 and 4.2 and 10.1, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2021, LMRK Issuer issued the Notes, pursuant to the Indenture. Each Obligor is an indirect, wholly-owned special purpose subsidiary of the Partnership. The Notes are guaranteed by DI Guarantor LLC (the “Guarantor”), an indirect, wholly-owned subsidiary of the Partnership and the direct parent of LMRK Issuer. The Guarantor’s only material asset is its equity interest in LMRK Issuer. The Notes are obligations solely of the Obligors and Guarantor and are not guaranteed by the Partnership or any affiliate of the Partnership other than the Guarantor. The Partnership used the proceeds of the Notes after deducting for transaction costs primarily to pay down a portion of the Partnership’s current revolving credit facility balance.

The Notes were issued in one class as indicated in the table below. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture. Certain terms of the Notes are indicated in the table below.

Class	Initial Principal Balance	Note Rate	Anticipated Repayment Date	Rated Final Payment Date	Ratings (DBRS Morningstar)
Class A-2	$172,500,000	3.722%	September 15, 2028	September 15, 2051	BBB(sf)

In connection with the issuance of the Notes, the Guarantor and the Obligors were formed as special purpose entities that are prohibited from owning any assets other than, in the case of the Guarantor, its equity interest in LMRK Issuer, in the case of LMRK Issuer, its equity interest in the Original Asset Entities and, in the case of the Original Asset Entities, its rights in respect of certain Data Centers (the “Data Center Assets”) or from incurring any debt other than as contemplated by the Indenture. Under the Indenture, the Obligors will be permitted to issue new and additional notes under certain circumstances, including so long as the debt service coverage ratio of LMRK Issuer is at least 1.80 to 1.0. As of September 8, 2021, the Original Asset Entity held 11 Data Center Assets in the United States and Canada.

The Notes are secured by (1) mortgages and deeds of trust on substantially all of the Data Center Assets and their operating cash flows, (2) a security interest in substantially all of the personal property of the Obligors and (3) the rights of the Obligors under a Management Agreement (as defined below). LMRK Issuer’s equity interest in the Original Asset Entities and the Guarantor’s equity interest in the LMRK Issuer have been pledged to secure repayment of the Notes.

Amounts due under the Notes will be paid solely from the cash flows generated from the operations of the Data Center Assets. LMRK Issuer is required to make monthly payments of interest on the Notes, commencing in November 2021. No payments of principal will be required to be made prior to the monthly payment date in September 2028, which is the anticipated repayment date for the Notes. However, if the DSCR, or debt service coverage ratio, generally calculated as the ratio of annualized adjusted net operating income (as defined in the Indenture) to the amount of interest, servicing fees and trustee fees that LMRK Issuer will be required to pay over the succeeding twelve Payment Dates, is 1.30 to 1.0 or less for one calendar month (the “Cash Trap DSCR”), then all cash flow in excess of amounts required to make debt service payments, to fund required reserves, to pay management fees and budgeted operating expenses and to make certain other payments required under the Indenture, referred to as Excess Cash Flow, will be deposited into a reserve account instead of being released to LMRK Issuer. The funds in the reserve account will not be released to LMRK Issuer unless and until the debt service coverage ratio exceeds the Cash Trap DSCR for two consecutive calendar months. Additionally, an “amortization period” commences if, as of the end of any calendar month, the debt service coverage ratio falls below 1.20 to 1.0 (the “Minimum DSCR”) and will continue to exist until the three-month average of the debt service coverage ratio exceeds the Minimum DSCR for two consecutive calendar months. During an amortization period, excess cash flow is applied to repay the Notes.

The Notes may be prepaid in whole or in part at any time, provided such payment is accompanied by the applicable prepayment consideration. Except in certain limited circumstances described in the Indenture, prepayments made prior to the payment date occurring in September 2026 of the Notes are required to be accompanied by the applicable prepayment consideration.

The Indenture includes covenants customary for notes issued in rated securitizations. Among other things, the Obligors are prohibited from incurring other indebtedness for borrowed money or further encumbering their assets. The organizational documents of the Guarantor and the Obligors contain provisions consistent with rating agency securitization criteria for special purpose entities, including the requirement that they maintain independent directors.

The above summary of the Indenture and Indenture Supplement is qualified in its entirety by reference to the complete terms and provisions of the Indenture and Indenture Supplement filed herewith as Exhibit 4.1 and 4.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
4.1

Indenture, dated as of October 13, 2021, by and among Wilmington Trust, National Association, as Indenture Trustee, and DI Issuer LLC, LMRK DI CAN-RO Holdings Ltd., LMRK DI PropCo LLC and LMRK DI PropCo CAN-BO LLC, collectively as Obligors.

4.2

Indenture Supplement, dated as of October 13, 2021, by and among Wilmington Trust, National Association, as Indenture Trustee, and DI Issuer LLC, LMRK DI CAN-RO Holdings Ltd., LMRK DI PropCo LLC and LMRK DI PropCo CAN-BO LLC, collectively as Obligors.

10.1

Management Agreement, dated as of October 13, 2021, by and among Landmark Infrastructure Partners GP LLC, as Manager, Wilmington Trust, National Association, as Indenture Trustee, DI Issuer LLC, LMRK DI CAN-RO Holdings Ltd., LMRK DI PropCo LLC and LMRK DI PropCo CAN-BO LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC,
its general partner

Dated: October 18, 2021	By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Chief Financial Officer and Treasurer